Date: April 29, 2009
Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE;
REPORTS FISCAL 2009 SECOND QUARTER EARNINGS;
NJNG EARNINGS INCREASE 22 PERCENT

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported earnings for the second quarter of fiscal 2009 and, for the second time this fiscal year, increased its net financial earnings guidance. NJR is raising its net financial earnings guidance to a range of $2.35 to $2.45 per basic share compared with its most recent guidance of $2.32 to $2.42 per basic share.

A reconciliation of NJR’s net income to net financial earnings for the three and six months ended March 31 in fiscal years 2009 and 2008 is provided below:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Net income	$35,517	$12,535	$47,293	$42,720
Add:
Unrealized loss on derivative instruments, net of taxes	22,952	69,012	27,074	73,802
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	13,959	(3,549)	30,539	(2,217)
Net financial earnings	$72,428	$77,998	$104,906	$114,305

Weighted Average Shares Outstanding
Basic	42,305	41,840	42,238	41,758
Diluted	42,693	42,099	42,598	42,018

Basic earnings per share	$0.84	$0.30	$1.12	$1.02
Basic net financial earnings per share	$1.71	$1.86	$2.48	$2.74

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

▪	Second Increase to Fiscal 2009 Net Financial Earnings Guidance

Subject to the factors discussed at the end of this release under “Forward-Looking Statements,” NJR is increasing its fiscal 2009 net financial earnings guidance to a range of $2.35 to $2.45 per basic share from a range of $2.32 to $2.42 per basic share. The increase is due primarily to positive results at New Jersey Natural Gas (NJNG), which are being driven by the impact of its base rate case, higher gross margin from its incentive programs and lower short-term interest rates.

“Just as we have in previous periods of economic downturn, our company continues to deliver results,” said Laurence M. Downes, chairman and CEO of NJR. “This is evidenced by the second increase to our fiscal 2009 net financial earnings guidance in as many quarters. With strong results from our core business driving earnings, we remain on track for another year of strong financial performance.”

▪	New Jersey Natural Gas Remains Primary Earnings Contributor in Fiscal 2009

Fiscal 2009 year-to-date earnings at NJNG increased 27.2 percent to $64.7 million, compared with $50.8 million for the first six months of fiscal 2008. For the three months ended March 31, 2009, earnings increased 21.7 percent to $41.6 million, compared with $34.2 million in the same period last year. Improved results in both periods of fiscal 2009 are due primarily to higher gross margin resulting from new base rates, approved in October 2008, as well as incentive programs approved by the New Jersey Board of Public Utilities (BPU).

New customer growth also remains steady in fiscal 2009 with NJNG adding 3,147 new customers during the first six months. Additionally, 366 existing customers converted to natural gas heat and other services. These new additions are expected to contribute approximately $1.9 million to utility gross margin annually.

The company forecasts NJNG’s earnings to account for 60 to 70 percent of total net financial earnings for the year.

▪	Accelerated Infrastructure Program Approved by BPU

The BPU recently approved one of the two filings proposed by NJNG in January 2009 to help stimulate the local economy and support job growth. The Accelerated Infrastructure Program will accelerate 14 previously planned capital improvement projects in NJNG’s service territory, helping to create or sustain between approximately 75 and 100 jobs. These projects will commence shortly and are expected to be completed by August 31, 2011. Estimated construction costs for these projects are approximately $70.8 million, with NJNG being able to recognize recovery of its weighted average cost of capital on a real-time basis.

▪	NJR Energy Services Results Remain on Target

NJR Energy Services (NJRES), NJR’s wholesale energy subsidiary, reported net financial earnings for the 6-month period ending March 31, 2009 of $40.5 million compared with $62.6 million in the same period last year. Net financial earnings for the second quarter of fiscal 2009 were $31.1 million compared with $43.5 million in the same period last year. These expected decreases were due primarily to narrower winter storage spreads and less contracted transportation capacity in the Northeast. The company continues to forecast NJRES’ net financial earnings to account for between 30 and 35 percent of NJR’s total net financial earnings for the year.

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

▪	Steckman Ridge Receives Authorization to Begin Injections

On April 1, 2009, Steckman Ridge received Federal Energy Regulatory Commission (FERC) authorization to place certain injection related facilities into commercial operation. Customers have begun to inject natural gas inventory in preparation for the initial withdrawal season. Construction activities will continue through the summer as more facilities are made ready to support the initial winter season.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides natural gas and clean energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. With over $3 billion in annual revenues, NJR safely and reliably delivers natural gas through more than 6,500 miles of main to nearly half a million customers; develops and manages a diverse portfolio of more than 777,000 dth/d of transportation capacity and nearly 52 Bcf of storage capacity; and provides appliance installation and service to approximately 150,000 homes and businesses. NJR has also made significant investments in the midstream asset sector through equity partnerships, including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers use less energy and save money. For more information about NJR, visit www.njliving.com.

-more-

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

Reconciliation of Non-GAAP Performance Measures
NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Net income	$35,517	$12,535	$47,293	$42,720
Add:
Unrealized loss on derivative instruments, net of taxes	22,952	69,012	27,074	73,802
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	13,959	(3,549)	30,539	(2,217)
Net financial earnings	$72,428	$77,998	$104,906	$114,305

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	42,305	41,840	42,238	41,758
DILUTED	42,693	42,099	42,598	42,018

Basic net financial earnings per share	$1.71	$1.86	$2.48	$2.74

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Operating revenues	$472,763	$687,912	$935,857	$1,208,123
Gas purchases	470,201	727,937	937,933	1,222,483
Add:
Unrealized loss on derivative instruments	29,738	119,218	27,141	127,043
Net realized loss (gain) from derivative instruments related to natural gas inventory	22,894	(5,889)	50,088	(3,629)
Financial margin	$55,194	$73,304	$75,153	$109,054

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Operating (loss) income	$(1,953)	$(45,303)	$(11,331)	$(22,740)
Add:
Operation and maintenance expense	3,868	5,026	8,228	7,866
Depreciation and amortization	51	53	102	106
Other taxes	596	199	925	408
Subtotal – Gross margin	2,562	(40,025)	(2,076)	(14,360)
Add:
Unrealized loss on derivative instruments	29,738	119,218	27,141	127,043
Net realized loss (gain) from derivative instruments related to natural gas inventory	22,894	(5,889)	50,088	(3,629)
Financial margin	$55,194	$73,304	$75,153	$109,054

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(1,011)	$(25,947)	$(6,625)	$(12,797)
Add:
Unrealized loss on derivative instruments, net of taxes	18,130	73,013	16,547	77,623
Realized loss (gain) from derivative instruments related to natural gas inventory, net of taxes	13,959	(3,549)	30,539	(2,217)
Net financial earnings	$31,078	$43,517	$40,461	$62,609

Retail and Other

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2009	2008	2009	2008
Net (loss) income	$(5,060)	$4,312	$(10,744)	$4,677
Add:
Unrealized loss (gain) on derivative instruments, net of taxes	4,822	(4,001)	10,527	(3,821)
Net financial earnings	$(238)	$311	$(217)	$856

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2009	2008	2009	2008
OPERATING REVENUES	$937,516	$1,177,545	$1,738,820	$1,988,683

OPERATING EXPENSES
Gas purchases	782,130	1,065,925	1,480,275	1,750,619
Operation and maintenance	37,365	34,605	73,773	66,784
Regulatory rider expenses	20,744	17,789	34,305	29,954
Depreciation and amortization	7,508	9,517	14,869	18,920
Energy and other taxes	31,981	29,374	55,614	47,534
Total operating expenses	879,728	1,157,210	1,658,836	1,913,811

OPERATING INCOME	57,788	20,335	79,984	74,872

Other income	1,058	1,540	1,916	3,068

Interest expense, net	4,219	6,692	10,766	14,502

INCOME BEFORE INCOME TAXES	54,627	15,183	71,134	63,438

Income tax provision	19,897	3,394	25,142	21,888

Equity in earnings, net of tax	787	746	1,301	1,170

NET INCOME	$35,517	$12,535	$47,293	$42,720

EARNINGS PER COMMON SHARE
BASIC	$0.84	$0.30	$1.12	$1.02
DILUTED	$0.83	$0.30	$1.11	$1.02

DIVIDENDS PER COMMON SHARE	$0.31	$0.28	$0.62	$0.55

AVERAGE SHARES OUTSTANDING
BASIC	42,305	41,840	42,238	41,758
DILUTED	42,693	42,099	42,598	42,018

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

NEW JERSEY RESOURCES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2009	2008	2009	2008
Operating Revenues
New Jersey Natural Gas	$469,261	$476,818	$810,169	$761,178
NJR Energy Services	472,763	687,912	935,857	1,208,123
Retail and Other	(2,350)	12,859	(5,004)	19,490
Sub-total	939,674	1,177,589	1,741,022	1,988,791
Intercompany Eliminations	(2,158)	(44)	(2,202)	(108)
Total	$937,516	$1,177,545	$1,738,820	$1,988,683

Operating Income (Loss)
New Jersey Natural Gas	$69,531	$59,211	$111,717	$90,813
NJR Energy Services	(1,953)	(45,303)	(11,331)	(22,740)
Retail and Other	(9,844)	6,427	(20,502)	6,799
Sub-total	57,734	20,335	79,884	74,872
Intercompany Eliminations	54	—	100	—
Total	$57,788	$20,335	$79,984	$74,872

Net Income (Loss)
New Jersey Natural Gas	$41,588	$34,170	$64,662	$50,840
NJR Energy Services	(1,011)	(25,947)	(6,625)	(12,797)
Retail and Other	(5,060)	4,312	(10,744)	4,677
Total	$35,517	$12,535	$47,293	$42,720

Net Financial Earnings (Loss)
New Jersey Natural Gas	$41,588	$34,170	$64,662	$50,840
NJR Energy Services	31,078	43,517	40,461	62,609
Retail and Other	(238)	311	(217)	856
Total	$72,428	$77,998	$104,906	$114,305

Throughput (Bcf)
NJNG, Core Customers	30.7	28.5	51.1	48.4
NJNG, Off System/Capacity Management	20.1	11.5	32.3	21.2
NJRES Fuel Mgmt. and Wholesale Sales	82.9	76.0	154.0	143.1
Total	133.7	116.0	237.4	212.7

Common Stock Data
Yield at March 31	3.6%	3.6%	3.6%	3.6%
Market Price
High	$42.37	$33.50	$42.37	$34.71
Low	$29.95	$29.22	$21.90	$29.22
Close at March 31	$33.98	$31.05	$33.98	$31.05
Shares Out. at March 31	42,313	41,852	42,313	41,852
Market Cap. at March 31	$1,437,796	$1,299,505	$1,437,796	$1,299,505

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

NEW JERSEY NATURAL GAS

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2009	2008	2009	2008
Utility Gross Margin
Operating revenues	$469,261	$476,818	$810,169	$761,178
Less:
Gas purchases	314,091	337,988	544,543	528,136
Energy and other taxes	29,791	27,744	51,378	44,106
Regulatory rider expense	20,744	17,788	34,305	29,954
Total Utility Gross Margin	$104,635	$93,298	$179,943	$158,982

Utility Gross Margin and Operating Income
Residential	$72,060	$66,187	$121,747	$111,587
Commercial, Industrial & Other	17,966	19,227	31,347	33,023
Firm Transportation	10,420	5,865	18,851	10,799
Total Firm Margin	100,446	91,279	171,945	155,409
Interruptible	70	128	155	262
Total System Margin	100,516	91,407	172,100	155,671
Off System/Capacity Management/FRM	4,119	2,191	7,843	3,611
BPU Settlement	-	(300)	-	(300)
TOTAL UTILITY GROSS MARGIN	104,635	93,298	179,943	158,982
Operation and maintenance expense	26,836	23,901	51,786	47,780
Depreciation and amortization	7,291	9,332	14,452	18,565
Other taxes not reflected in gross margin	977	854	1,988	1,824
OPERATING INCOME	$69,531	$59,211	$111,717	$90,813

Throughput (Bcf)
Residential	21.4	19.5	34.7	32.2
Commercial, Industrial & Other	4.7	4.2	7.9	7.0
Firm Transportation	3.9	3.8	6.9	6.6
Total Firm Throughput	30.0	27.5	49.5	45.8
Interruptible	0.7	1.0	1.6	2.6
Total System Throughput	30.7	28.5	51.1	48.4
Off System/Capacity Management	20.1	11.5	32.3	21.2
TOTAL THROUGHPUT	50.8	40.0	83.4	69.6

Customers
Residential	439,054	436,663	439,054	436,663
Commercial, Industrial & Other	30,102	30,073	30,102	30,073
Firm Transportation	17,881	15,293	17,881	15,293
Total Firm Customers	487,037	482,029	487,037	482,029
Interruptible	46	44	46	44
Total System Customers	487,083	482,073	487,083	482,073
Off System/Capacity Management*	32	32	32	32
TOTAL CUSTOMERS	487,115	482,105	487,115	482,105
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,578	2,346	4,278	3,893
Normal	2,474	2,519	4,144	4,201
Percent of Normal	104.2%	93.2%	103.2%	92.7%

NEW JERSEY RESOURCES INCREASES EARNINGS GUIDANCE; REPORTS FISCAL 2009 SECOND QUARTER EARNINGS; NJNG EARNINGS INCREASE 22 PERCENT

NJR ENERGY SERVICES

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer)	2009	2008	2009	2008
Operating Revenues	$472,763	$687,912	$935,857	$1,208,123
Gas Purchases	470,201	727,937	937,933	1,222,483
Gross (Loss) Margin	2,562	(40,025)	(2,076)	(14,360)
Operation and maintenance expense	3,868	5,026	8,228	7,866
Depreciation and amortization	51	53	102	106
Energy and other taxes	596	199	925	408
Operating (Loss) Income	$(1,953)	$(45,303)	$(11,331)	$(22,740)

Net (Loss) Income	$(1,011)	$(25,947)	$(6,625)	$(12,797)

Financial Margin	$55,194	$73,304	$75,153	$109,054

Net Financial Earnings	$31,078	$43,517	$40,461	$62,609

Gas Sold and Managed (Bcf)	82.9	76.0	154.0	143.1

RETAIL AND OTHER

Operating Revenues	$(2,350)	$12,859	$(5,004)	$19,490

Operating (Loss) Income	$(9,844)	$6,427	$(20,502)	$6,799

Net (Loss) Income	$(5,060)	$4,312	$(10,744)	$4,677

Net Financial (Loss) Earnings	$(238)	$311	$(217)	$856

Total Customers at March 31	145,398	145,032	145,398	145,032

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